                          MEDICAL DEVICE ALLIANCE INC.


                                  EXHIBIT 10.33




                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                             PARALLAX MEDICAL, INC.
                                       AND
                               HOWARD E. PREISSMAN

                               EXECUTION ORIGINAL


                              EMPLOYMENT AGREEMENT

               THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of August 10, 1998, between PARALLAX MEDICAL, INC., a Delaware corporation (the "Company"), and HOWARD PREISSMAN ("employee").

WHEREAS:

        1.     The Company desires to employ Employee as its President, and

        2. Employee wishes to accept such employment on the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, the parties, intending to be legally bound, do hereby agree and promise as follows:

               1.     EMPLOYMENT

               1.1 The Company hereby employs Employee and Employee hereby accepts employment under the terms and conditions set forth below. Employee's initial title shall be President.

               1.2 Unless the parties agree otherwise in writing, during the term of this Agreement, Employee shall perform the services required by this Agreement at the Company's administrative offices, provided, however, that the Company may, from time to time, require Employee to travel in carrying out Employee's duties.

               2.     DUTIES.  During the term of this Agreement:

               2.1 Employee shall (a) perform such managerial, supervisory, development or executive duties in connection with the business of the Company as the board of directors (the "Board of Directors") or Chief Executive Officer of the Company may from time to time assign consistent with Employee's title of President, (b) observe and comply with the Company's rules and regulations regarding the performance of Employee's duties and (c) carry out and perform all orders, directions and policies stated to Employee by the Company periodically, either orally or in writing. Employee shall carry out the duties assigned to Employee in a trustworthy, businesslike and loyal manner.

               2.2 Employee will report and be responsible to the Company's Chief Executive Officer.

               2.3 Employee agrees to devote Employee's full business time, energy and skills to such employment subject to absences and customary vacations and for temporary illnesses.

               2.4 Without the Company's prior written consent in each instance:

                      2.4.1 Employee will not engage in other gainful occupation or perform or render any services of a business, professional or commercial nature during the term of this Agreement without prior written consent of the Company.

                      2.4.2 Employee will not engage in any activity directly or indirectly in competition with or adverse to the Company.

                      2.4.3 Employee will not engage in any activity for purposes of influencing or attempting to influence the Company's customers, either directly or indirectly, to conduct business with any business enterprise in competition with the Company.

                      2.4.4 Employee will not undertake or participate in any planning for or organization of any business activity that is or will be in competition with the Company in any field(s) or area(s) in which Employee has worked or with which Employee has come into contact, or of which Employee has gained knowledge during the term of Employee's employment under this Agreement.

                      2.4.5 Employee will not engage in any other business activity that would materially interfere with the performance of any of Employee's obligations and duties under this Agreement.

                      2.4.6 Employee will not engage in any activities which could result in a conflict of interest between the Company and Employee.

               3.     TERM

               The term of this Agreement shall begin on the date the merger between the Company and PX Acquisition Corp., a Delaware corporation, is consummated by the filing of a Certificate of Merger with the Delaware Secretary of State, and shall continue for a term of two (2) years, unless earlier terminated pursuant to the provisions hereof. The Company, at its option and upon terms agreeable to Employee, exercisable by delivering a written notice to Employee at least thirty (30) days prior to the end of the initial term hereof, may extend the term for an additional two (2) years, unless earlier terminated pursuant to the provisions hereof. Notwithstanding the foregoing, if this Agreement is not terminated in accordance with the provisions hereof on or before the expiration of such option term, the Agreement shall continue in force for successive one-year terms unless, at least ninety (90) days prior to the expiration of such option initial term, or ninety (90) days prior to the expiration of any subsequent one-year term, either Employee or the Company gives the other party written notice of its intent to terminate the Agreement at the end of such term.

               4.     COMPENSATION

               4.1 Employee shall receive a salary of $144,000.00 per year payable in equal installments on the Company's regular payroll dates ("Salary"). Employee's compensation shall be reviewed by the Board of Directors at least annually and adjusted in the discretion of the Board of Directors.

               4.2 Employee shall be reimbursed by the Company only for amounts actually expended by Employee in the course of performing duties for the Company where:

                      4.2.1 Employee has been authorized by the Company to incur such expenses that are reasonably consistent with current established practices or policies as applied to Employee, and those consistent with and available to senior management of companies with similar growth and size to the Company's growth and size; or

                      4.2.2 Employee tenders receipts or other documentation substantiating the amounts as required by the Company.

               4.3 The Company agrees that Employee shall also be entitled to participate in such benefits plans and programs which are generally made available by the Company to senior executives of the Company and which shall be substantially equivalent to benefit plans and programs which are generally made available to the officers of the Company's corporate parent, Medical Device Alliance, Inc. and its operating subsidiaries.

               4.4 Employee shall be entitled to three weeks vacation time, sick leave and personal days in accordance with the Company's standard policies and procedures from time to time.

               5.     TERMINATION

               5.1 The Company may terminate this Agreement for cause by giving Employee written notice. "Cause" shall mean gross negligence or willful misconduct in the performance of Employee's duties hereunder, willful breach or habitual neglect of duties, defalcation, fraud, conviction of a felony, or incarceration for not less than 30 consecutive days, all as determined by the Board of Directors. If Employee disputes the Company's right to terminate this Agreement for cause, the dispute shall be resolved in accordance with Section 10 hereof.

               5.2 This Agreement shall terminate upon the death of Employee.

               5.3 The Company may terminate this Agreement if Employee is mentally or physically disabled and such disability renders Employee unable to perform Employee's duties under this Agreement for 90 consecutive days in any 12-month period.

               5.4 This Agreement may be terminated voluntary by Employee by providing the Company with written notice specifying the date of such termination not less than 30 days prior to the effective date of termination.

               5.5 This Agreement shall terminate upon expiration of the term specified in Section 3 above.

               5.6 Subject to the provisions of Section 6 hereof, this Agreement may be terminated by the Company without cause by providing Employee with written notice specifying the date of such termination not less than 30 days prior to the effective date of termination.

               6.     EFFECT OF TERMINATION

               If Employee's employment hereunder is terminated without Cause pursuant to Section 5.6, the Company shall continue to pay to Employee the Salary for one year from the date of any such termination, plus the value of any accrued or unused vacation. If Employee's employment hereunder is terminated pursuant to Sections 5.1 through 5.5, the Company shall have no further obligation, including the payment of Salary, to Employee, except for any payment for accrued and unused vacation. The provisions of this Section 6 shall survive termination of this Agreement.

               7.     WITHHOLDING TAXES AND OTHER DEDUCTIONS

               To the extent required by law, the Company shall withhold from any payments due Employee under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Company policy.

               8.     PROPRIETARY INFORMATION

               8.1 Employee understands that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including, without limitation, information created, discovered, developed or made known by Employee during the period of or arising out of Employee's employment by the Company, whether prior to or after the date hereof) or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All such information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes processes, formulas, codes, data, programs, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, strategies, forecasts, new products, unpublished financial statements, budgets, projections, licenses, prices, costs, contracts and customer and supplier lists.

               8.2 In consideration of the compensation received by Employee from the Company and the covenants contained in this Agreement, Employee agrees as follows:

                      8.2.1 All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights, and other rights in connection therewith. Employee hereby assigns to the Company all rights he may have or acquire in such Proprietary Information. At all times, both during Employee's employment by the Company and after its termination, Employee will keep in strictest confidence and trust all Proprietary Information and will not use or disclose any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing Employee's duties under this Agreement.

                      8.2.2 All documents, records, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to Employee by the Company or produced by Employee or others in connection with Employee's employment with the Company shall be and remain the sole property of the Company. In the event of the termination of Employment's employment by Employee or Employee for any reason, Employee will deliver to the Company all documents, notes, drawings, specifications, programs, data, customer lists and other materials of any nature pertaining to Employee's work with the Company and Employee will not take with Employee or use any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

               8.3 Employee recognizes that the Company is engaged in a continuous program of development and marketing respecting its present and future business. Employee understands that as part of Employee's employment by the Company he has been and is expected to make new contributions of value to the Company and that Employee's employment has created a relationship of confidence and trust between Employee and the Company with respect to certain information applicable to the business of the Company or applicable to the business of any customer of the Company, which has been or may be made known to Employee by the Company or by any customer of the Company or which may have been or may be learned by Employee during the period of Employee's employment by the Company.

               9.     COVENANT NOT TO COMPETE

               9.1 In consideration for the payments to be made under this Agreement and for other consideration, Employee shall refrain from, for a period covering the later of (i) two (2) years after the date hereof or (ii) one (1) year after termination of Employee's employment with the Company, either alone or in conjunction with any other person, or directly or indirectly through its present or future affiliates:

               (i) directly or indirectly engage in the business of developing and marketing medical devices for the percutaneous delivery of bone cement for the stabilization of vertebro body fractures or any substantially similar business (the "Prohibited Business");

               (ii) induce or solicit any person who had been an officer or employee of the Company at the time of Employee's termination:

                      (a) to terminate such employment or

                      (b) accept employment with anyone other than the Company or its affiliates;

               (iii) causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant of the Company at the time of Employee's termination to resign or sever a relationship with the Company; or

               (iv) participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any person participating or engaged in the Prohibited Business, in any jurisdiction in which the Company participates or engages in the Prohibited Business.

               9.2 The parties hereto recognize that the laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

               9.3 The Company and Employee acknowledge that the foregoing restrictive covenants in this Section 9 are essential elements of this Agreement and that, but for the agreement of Employee to comply with those covenants, the Company would not have agreed to enter into this Agreement. The covenants by Employee shall be construed as agreements independent of any other provision in this Agreement.

               9.4 The Company and Employee intend that the covenants contained in this Section 9 shall be construed as a series of separate covenants, one for each county of the State of California and one for each State of the United States other than California.

               9.5 The Company and Employee understand and agree that, if any portion of the restrictive covenants set forth in this Section 9 is held to be unreasonable, arbitrary, or against public policy, then that portion of those covenants shall be considered divisible as to time and geographical area. The Company and Employee agree that, if any court of competent jurisdiction determines that the specified time period or the specified geographical area of application in any covenant is unreasonable, arbitrary, or against public policy, then a lesser time period, geographical area, or both, that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. The Company and Employee agree and acknowledge that they are familiar with the present and proposed operations of the Company and believe that the restrictive covenants set forth in this Section 9 are reasonable with respect to their subject matter, duration, and geographical application.

               9.6 The parties acknowledge that the status of Employee in this business and industry is unique and the success of the Company in said business is materially and substantially dependent upon the continued employment of Employee, and in the event the employment of Employee is terminated for any reason, such business of the Company will be substantially and irrevocably damaged. In view thereof, the parties acknowledge that monetary damages alone will not fully compensate the Company in the event Employee fails or refuses to comply with the terms of this Section 9 above when applicable, and agree that the Company, in addition to all other remedies provided in law and in equity, shall have the remedy of injunctive relief and specific performance to enforce the terms of said Section.

               9.7 The business of the Company is materially and substantially dependent upon the continued employment of Employee, and in the event the employment of Employee is terminated for any reason, such business will be substantially and irrevocably damaged. In view thereof, the parties acknowledge that monetary damages alone will not fully compensate the Company in the event Employee fails or refuses to comply with the terms of this Section 9, and agree that the Company, in addition to all other remedies provided in law and in equity, shall have the remedy of injunctive relief and specific performance to enforce the terms of said Section. Employee hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

               10.    ARBITRATION

               Except as otherwise provided herein, any controversies or claims arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in Clark County, Nevada in accordance with the rules of the American Arbitration Association, which decision shall be final and binding on the parties, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. For these purposes the arbitrator shall be an individual who has demonstrated that such individual is familiar with and has experience in the legal issues involving employer-employee relationships and has had no prior prejudicial contacts with either party. In addition to all other remedies provided in law or in equity, the arbitrator is hereby authorized to assess costs and attorney's fees against either party if the arbitrator finds, based on all the facts and circumstances, that the conduct of or the claims made by such party were unreasonable or substantially without merit.

               11.    NOTICE

               All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

               If to Employee, to:

                      Howard Preissman
                      2140 Jonathan Avenue
                      San Jose, CA 95125

               If to the Company, to:

                      Parallax Medical, Inc.
                      2140 Jonathan Avenue
                      San Jose, CA 95125
                      Facsimile No.: (408) 978-5891
                      Attn:  Board of Directors

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

               12.    INVALID PROVISION

               The invalidity or unenforceability of any particular provision of this Agreement in any jurisdiction shall not affect the other provisions hereof or the validity of that particular provision in any other jurisdiction, and the Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted only in the jurisdiction in which the same is held to be invalid or unenforceable.

               13.    INTERPRETATION

               This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws provisions thereof.

               14.    SUCCESSORS

               The rights and duties of Employee hereunder shall not be assignable by Employee. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company and Employee, and any such successor shall be deemed substituted for the Company or Employee under the terms of this Agreement. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of the Company.

               15.    MODIFICATION

               This instrument constitutes the entire agreement between the parties, and may be changed only by an agreement in writing signed by the parties.

               16.    HEADINGS

               Sections and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

               17.    COUNTERPARTS

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.


               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

THE COMPANY:                            PARALLAX MEDICAL, INC.,
                                        a Delaware corporation

                                        By:     /s/ Howard Preissman
                                           -------------------------------------
                                           Name:    Howard Preissman
                                           Title:   President

EMPLOYEE:                               /s/ HOWARD PREISSMAN
                                        ----------------------------------------
                                        HOWARD PREISSMAN, in his individual
                                        capacity